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Exhibit 99.28

FOR IMMEDIATE RELEASE

               EUROTECH, LTD. APPOINTS A NEW BOARD OF DIRECTORS
         FOR ITS MAJORITY OWNED SUBSIDIARY, MARKLAND TECHNOLOGIES, INC.
                 AND A NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER.

MANASSAS, Va.--(BUSINESS WIRE)-- July 8, 2003--Eurotech, Ltd. (OTC Pink Sheets:
EUOT)("Eurotech") announced today that it has taken shareholder action by written consent, as permitted by Florida law, to remove all of the members of the Board of Directors of its majority owned subsidiary, Markland Technologies, Inc. (OTCBB MKLD). The directors to be removed include Kenneth P. Ducey, Robert Tarini and Delmar Kintner. No changes in management are being made at this time.

Eurotech said recent actions by Markland's board have resulted in a loss of confidence in the company's leadership by the Eurotech board. Eurotech said that it has therefore taken the action to remove Markland's directors, and to appoint a new board of directors consisting of Carey Naddell, Don V. Hahnfeldt, Randolph
A. Graves, Jr. and Leonid Khotin. The new board plans to meet with management immediately to assess the status of business operations in order to determine how to maximize shareholder value.

Carey Naddell, chairman of the board, and newly appointed president and chief executive officer, commented: "The steps we have taken today, unanimously approved by Eurotech's board of directors, are absolutely essential to protect the interests of all Markland shareholders, including Eurotech."

Eurotech also announced that, as previously announced, Don V. Hahnfeldt has resigned as President and Chief Executive Officer and that Carey Naddell, Eurotech's Chairman, has been appointed President and Chief Executive Officer, effective July 7, 2003. Eurotech previously announced on April 2, 2003 that Mr. Naddell would assume such position after a three month transition period. Mr. Hahnfeldt will remain a director of Eurotech.


About Eurotech, Ltd.

Eurotech is a corporate asset manager seeking to acquire, integrate and optimize a diversified portfolio of manufacturing and service companies in various markets. Our mission is to build value in our emerging technologies and in the companies we acquire and own, providing each with the resources it needs to realize its strategic business potential. Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995 Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Eurotech, Ltd. officials during presentations about Eurotech, Ltd., are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act.



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Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Eurotech, its technology, economic and market factors and the industries in which Eurotech, Ltd. does business, among other things. These statements are not guarantees of future performance and Eurotech, Ltd. has no specific intention to update these statements. More detailed information about those factors is contained in Eurotech Ltd.'s filings with the Securities and Exchange Commission.

For more information, contact
Carey Naddell
(703) 753-9149